Exhibit 10.1



                                                         February 27, 1999


Board of Directors
JPS Textile Group, Inc.
555 North Pleasantburg, Suite 202
Greenville, SC  29607

            Re:   Resignation and Separation From Service
                  JPS Textile Group
                  ----------------------------------------

Dear Members of the Board of Directors:

            Effective as of February 27, 1999, I hereby resign from all directorships and officerships of JPS Textile Group, Inc. and any of its subsidiaries (the "Companies"). This letter of resignation also serves as notice of my retirement from active service with the Companies, also effective February 27, 1999.

            Subject to the Board's acceptance of the terms set forth in this paragraph, my retirement from service from the Companies shall be deemed a "Good Reason" termination pursuant to paragraph 8(d) of the employment agreement dated October 9, 1997 between me and JPS Textile Group, Inc., and shall entitle me to the payments and benefits described therein. In addition, my retirement shall be deemed a "pension eligible retirement" such that I am eligible to receive an immediate benefit under the Retirement Pension Plan for the Benefit of Salaried Employees of JPS Textile Group, Inc.

            Please acknowledge your acceptance of my resignation and retirement under the terms described above.


                                    Sincerely,

                                    /s/ Jerry E. Hunter

                                    Jerry E. Hunter

AGREED TO AND ACCEPTED BY
JPS TEXTILE GROUP, INC.

By: /s/ Robert J. Capozzi
    ------------------------------
    Robert J. Capozzi, as
    Authorized Agent







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